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                                                                 EXHIBIT 11

                           BEARINGS, INC. AND SUBSIDIARIES

                         Computation of Net Income Per Share

                         (Thousands, except per share amounts)

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                                                 Year Ended June 30,

                                          1996          1995          1994
                                      ------------   -----------  ------------

AVERAGE SHARES OUTSTANDING

1.  Average common shares
    outstanding                         12,303        11,551       11,319

2.  Net additional shares
    outstanding assuming stock
    options exercised and
    proceeds used to purchase
    treasury stock                         264           197          231
                                      ------------   -----------  ------------

3.  Adjusted average common
    shares outstanding for
    fully diluted computation           12,567        11,747       11,550
                                      ------------   -----------  ------------
                                      ------------   -----------  ------------

    NET INCOME

4.  Net income as reported in
    statements of consolidated
    income                             $23,334       $16,909      $12,687
                                      ------------   -----------  ------------
                                      ------------   -----------  ------------

    NET INCOME PER SHARE

5.  Net income per average
    common share outstanding
    (4/1)                                $1.90         $1.46        $1.12
                                      ------------   -----------  ------------
                                      ------------   -----------  ------------

6.  Net income per common
    share on a fully
    dilutive basis (4/3)                 $1.86  (A)    $1.44  (A)   $1.10  (A)
                                      ------------   -----------  ------------
                                      ------------   -----------  ------------

(A) Amount is not presented in the statements as the dilutive effect is less than 3%.

(B) All per share data have been restated to reflect a three for two stock split effective December 4, 1995.